LETTER OF ENGAGEMENT
AND WORK AUTHORIZATION

November 8, 2007

Aidan Sullivan, CEO
i-level Media Group, Inc.
Suite 5B, No.98 Liu He Road
Shanghai, 200001, PRC

Dear Mr. Sullivan:

            This letter (the "Agreement") confirms the terms and conditions of the engagement of Investor Relations International ("IRI"), by i-level Media Group, Inc., (the "Company") to render certain investor relations and financial communication services to the Company which are referred to herein.

            1.             Services. IRI agrees to perform, as requested by the Company, investor relations services (also referred to as the "Program") for the Company which are ordinarily and customarily performed by an investor relations firm on behalf of a corporate client. These services include, but are not limited to, (a) developing and implementing a twelve month investor relations program plan on behalf of i-level Media Group; (b) review of the financial and non-financial portions of quarterly and annual reports sent to security holders by the Company, exclusive of any current, quarterly or annual reports filed with U.S. Securities and Exchange Commission and/or other regulatory agencies; (c) editing and/or the distribution of financial and general press releases; (d) drafting and distribution of collateral material to the Company's shareholders and the investing public; (e) the introduction of the Company to the private and professional investment community, including, but not limited to private investors, independent money managers, buy and sell-side analysts, and brokerage houses; (f) the development of financial media articles regarding the Company; (g) ensuring that the investor relations section of the Company's web site is updated on a regular basis; (h) updating the Company's investor kits; and (i) overall consulting relating to the Company's investor relations activities;

            Notwithstanding anything herein or in any statement of work to the contrary, IRI shall not take any action or make any communication relating to the Company or the services hereunder without the specific prior written approval by the Company of such action or communication.

            2.             Non-exclusive Relationship. Commencing on November 12, 2007 (the "Commencement Date"), IRI shall use its reasonable best efforts in the performance of its services described above. Nothing in this Agreement shall be construed as limiting IRI's right to represent other clients, except that IRI agrees not to represent any other person or entity which is in direct competition with the Company unless IRI first obtains the Company's written consent, which shall not be unreasonably withheld.

            3.             Fees. The Company shall pay to IRI for its services: 1) $18,000 monthly retainer; 2) 2,000,000 shares of restricted ILVL stock. The first tranche of 1,000,000 shares due upon signing with the second tranche of 1,000,000 shares due 90 days later, assuming the Company has agreed to continue with IRI's services. These terms are for a twelve-month (12) period, after which the contract will survive indefinitely or until a termination notice has been given by the Company. The Company will have the right to terminate at anytime during the program with a thirty (30) day written termination notice -- excluding the initial 60-day minimum period. All invoices are due and payable within five (5) days of receipt.

i-level Media Group, Inc. Letter of Engagement
November 8, 2007

            4.             Expenses. The monthly retainers are inclusive of the majority of all out-of-pocket expenses. Out of pocket expenses include costs of long-distance telephone charges, facsimile marketing services, e-mail marketing services, messenger services, printing, copying, postage, and other such ancillary services. However, it is understood by the Company that out-of-pocket expenses do not include fees relating to vendor costs for the company's quarterly conference calls, introductory conference calls, potential road shows, and travel expenses to meet with the Company. However, the Company has the right to pre-approve any travel costs in advance of travel dates. Please note that travel, road shows, and additional investor meeting expenses are not included in this budget. These types of travel and lodging expenses must be pre-approved by Company. Additional out of pocket expenses in excess of $2,000, should there be any, must be pre-approved by the Company.

            5.             Indemnity.

                            (a)     Indemnification by the Company. In connection with IRI's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, the Company agrees that it will indemnify, hold harmless and defend IRI and its affiliates, any director, officer, agent or employee of IRI or any of its affiliates and each other person, if any, controlling IRI or any of its affiliates and each of their successors and assigns (collectively, the "IRI Group") against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Loss"), (i) related to, arising out of or result from (A) oral or written information provided by the Company, the Company's employees or the Company's other agents, for use by IRI in connection with IRI's performance of services under this Agreement; (B) other action or failure to act by the Company, the Company's employees or the Company's other agents; or by actions, at the Company's request or consent, that are undertaken by IRI which lead to a Loss, or (C) any breach of, or failure by the Company to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of the Company in this Agreement or (ii) otherwise related to or arising out of the engagement of IRI pursuant to this Agreement or any transaction or conduct in connection therewith, except that this clause (ii) and clause (i) (B) relating to actions by IRI, shall not apply with respect to any losses that are finally determined to have resulted primarily from IRI's, or any member of IRI Group's bad faith, willful misconduct or negligence.

                            (b)     Indemnification by IRI. In connection with IRI's engagement hereunder, including modifications or future additions to this engagement and the related activities prior to this date, IRI agrees that it will indemnify, hold harmless and defend the Company and its affiliates, any director, officer, agent or employee of the Company or any of its affiliates and each other person, if any, controlling the Company or any of its affiliates and each of their successors and assigns (collectively, the "Company Group") against and in respect of any and all losses, damages, claims, obligations, demands, actions, suits, proceedings, assessments, liabilities, judgments, recoveries and deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), all on an after-tax basis, less any amounts actually paid as insurance reimbursement, of any kind or character (collectively, a "Company Loss"), (i) related to, arising out of or result from (A) oral or written information provided by IRI, IRI's employees or its other agents, for use by IRI in connection with IRI's performance of services under this Agreement; (B) other action or failure to act by IRI, its employees or its other agents of IRI or (C) any breach of, or failure by IRI to fully perform, or any inaccuracy in, any of the representations, warranties, covenants or agreements of IRI in this Agreement or (ii) otherwise related to or arising out of the engagement of IRI pursuant to this Agreement or any transaction or conduct in connection therewith except that this clause (ii) shall not apply with respect to any losses that are finally determined to have resulted primarily from the Company's or any member of the Company's Group's bad faith, willful misconduct or negligence.

i-level Media Group, Inc. Letter of Engagement
November 8, 2007

                            (c)     Notice of Claim. Whenever a party learns of or discovers any matter which may give rise to a claim for indemnification (the "Claim") against a party under this Section 6 (the "Indemnity Obligor"), as the indemnified party (the "Indemnified Party"), shall give notice to the Indemnity Obligor of the Claim. With respect to Claims which are the subject of actions, suits, or proceedings threatened or asserted in writing by any third party (a "Third Party Claim"), the Indemnified Party shall, within 15 days following receipt of such Third Party Claim, promptly notify the Indemnity Obligor in writing of any Claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise there from. If the Indemnified Party does not so notify the Indemnity Obligor within 15 days of its discovery of a Third Party Claim, such Claim shall be barred only to the extent that the Indemnity Obligor is prejudiced by such failure to notify. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the Claim asserted.

                            (d)     Defense. If the facts relating to a Loss arise out a Third Party Claim, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor shall, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, assume the defense or the prosecution thereof, including the employment of counsel or accountants, reasonably satisfactory to the Indemnified Party, at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless (a) the employment thereof has been specifically authorized by the Indemnity Obligor, (b) such Indemnified Party has been advised by counsel reasonably satisfactory to the Indemnity Obligor that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnity Obligor and counsel to each of the Indemnified Party and the Indemnity Obligor shall have advised such parties that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (c) the Indemnity Obligor has failed to assume the defense of such action. Whether or not the Indemnity Obligor defends or prosecutes such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trial as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a Third Party Claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such indemnified matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. The Indemnity Obligor will take no action in connection with any claim that would adversely affect the Indemnified Party without the consent of the Indemnified Party.

                            (e)     Duration of the Company's Obligations. The Indemnity Obligor's indemnification obligations under this Agreement shall survive the termination of this Agreement.

            6.             Acknowledgments and Representations.

                            (a)     The Company recognizes and confirms that in performing its duties pursuant to this Agreement, IRI will be using , depending upon and relying on data, material and other information furnished by the Company, its employees and representatives (the "Information"). The Company hereby agrees and represents that all Information furnished to IRI in connection with this Agreement shall be accurate and complete in all material respects at the time furnished, and that if such Information, in whole or part, becomes materially inaccurate, misleading or incomplete during the term of IRI's engagement hereunder, the Company shall so advise IRI in writing and correct any such inaccuracy or omission. IRI assumes no responsibility for the accuracy and completeness of such Information. In rendering its services hereunder, IRI shall be entitled to use and rely upon the Information without independent verification thereof. To the extent consistent with legal requirements, all Information, unless publicly available or otherwise available to IRI without restriction or breach of any confidentiality agreement, will be held by IRI in confidence and will not be disclosed to anyone other than IRI's agents and advisors without the Company's prior written approval or used for any purpose other than those referred to in this Agreement.

i-level Media Group, Inc. Letter of Engagement
November 8, 2007

(b) The Company understands and agrees that in furnishing the Company with advice and other services as provided in this Agreement, neither IRI nor any officer, director or agent thereof shall be liable to the Company, its affiliates, its shareholders, or its creditors for errors of judgment or anything except bad faith, willful misconduct, or negligence in the performance of its duties under the terms of this Agreement.

(c) The Company acknowledges that IRI has been retained solely as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of IRI is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against IRI, IRI's affiliates or their respective directors, officers, agents and employees.

(d) The Company represents and warrants to IRI that it will not cause, or knowingly permit (a) any action to be taken which violates or (b) a failure to act, the effect of which violates, any federal or state securities law.

(e) IRI represents and warrants to the Company that it will not cause, or knowingly permit (a) any action to be taken which violates or (b) a failure to act, the effect of which violates, any federal or state securities law.

            7.             Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand or fax or mailed by overnight courier or first class certified or registered mail, return receipt requested, postage prepaid and properly addressed as follows:

If to IRI, at Investor Relations International, 15260 Ventura Boulevard, Suite 1060, Los Angeles, CA 91403, Attention: Haris Tajyar, Managing Partner. If to the Company, at i-level Media Group, Inc., Suite 5B, No.98 Liu He Road, Shanghai, 200001, PRC, Attention: Aidan Sullivan, CEO.

Any party may change its address for purposes of this provision by giving the other party written notice of the new address in the manner set forth above. Notice will be conclusively deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by overnight courier or on the third day after being sent by first class, registered or certified mail, or if given by fax, when confirmation of transmission is indicated by the sender's fax machine.

            8.             Arbitration. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert" with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be as set forth in Section 10 hereof. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

            9.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof, and may not be amended or modified except in writing signed by both parties.

i-level Media Group, Inc. Letter of Engagement
November 8, 2007

            10.           Successors. This Agreement and all rights and obligations there under shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

            11.           Severability. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed severable.

            12.           Authorization. The Company represents and warrants that it has all requisite power and authority, and has received all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement.

                           Please confirm that the foregoing correctly sets forth our Agreement by signing the enclosed letter in the space provided and returning them to us for execution, whereupon we will send you a fully executed original

Letter which shall constitute a binding Agreement as of the date first above written. We look forward to working with you on this assignment.

Very truly yours,

By: "Haris Tajyar" Haris Tajyar Managing Partner Investor Relations International Date: November 20, 2007	By: "Aidan Sullivan" Aidan Sullivan CEO i-level Media Group, Inc. Date: November 20, 2007

8, 2006